EXHIBIT 4.5

                                PLEDGE AGREEMENT

     This PLEDGE AGREEMENT (this "PLEDGE AGREEMENT") is made and entered into as of November 26, 2002 by and between LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "PLEDGOR"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the "TRUSTEE"), in its capacity as trustee for the holders from time to time (the "HOLDERS") of the Notes (as defined below) issued by the Pledgor under the Indenture (as defined below), and as collateral agent for the Holders. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.

                               W I T N E S S E T H

     WHEREAS, the Pledgor and UBS Warburg LLC (the "INITIAL PURCHASER") are parties to a Purchase Agreement, dated as of November 21, 2002 (the "PURCHASE AGREEMENT"), pursuant to which the Pledgor will issue and sell to the Initial Purchaser $135,000,000 aggregate principal amount of 6% Convertible Subordinated Notes due 2007 (the "FIRM NOTES") and pursuant to which the Pledgor has granted to the Initial Purchaser an option to purchase up to an additional $20,250,000 aggregate principal amount of the Notes (the "ADDITIONAL NOTES" and, together with the Firm Notes, the "NOTES");

     WHEREAS, the Pledgor and the Trustee are simultaneously herewith entering into that certain Indenture, dated as of the date hereof (such Indenture, as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which the Pledgor is issuing the Firm Notes on the date hereof;

     WHEREAS, the Pledgor is, or will be, the beneficial owner of certain security entitlements (the "PLEDGED SECURITY ENTITLEMENTS") with respect to (i) the United States Treasury securities identified by CUSIP number in SCHEDULE I hereto and credited to the Trustee's account with JPMorgan Chase Bank (the "ACCOUNT INTERMEDIARY"), ABA No. 021000021, BNF: CTCC Operating Acct, A/C:
507-874-439, Ref.: Ligand Pharmaceuticals Incorporated Pledge Account at its office at New York City, in the name of "J.P. Morgan Trust Company, National Association, as Trustee for the ratable benefit of the Holders of the 6% Convertible Subordinated Notes due 2007 of Ligand Pharmaceuticals Incorporated, Collateral Pledge Account" (the "PLEDGE ACCOUNT"); and (ii) all other financial assets credited from time to time to the Pledge Account (collectively with the assets described in clause (i) above, the "PLEDGED FINANCIAL ASSETS");

     WHEREAS, to secure the obligations of the Pledgor under this Pledge Agreement, the Registration Rights Agreement, the Indenture and the Notes to pay in full each of the first four scheduled interest payments, including Liquidated Damages (as defined in Section 19(f)(ii)), if any, on the Notes when due and to secure repayment of a portion of the principal, premium (if any) and interest on the Notes in the event that the Notes become due and payable prior to such time as the first four scheduled interest payments thereon shall have been paid in full (collectively, the "OBLIGATIONS"), the Pledgor has agreed to pledge to the Trustee for the ratable

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benefit of the Holders of the Notes a security interest in the Collateral (as defined below) securing the payment and performance by the Pledgor of all of the Obligations;

     WHEREAS, it is a condition precedent to the initial purchase of the Notes by the Initial Purchaser that the Pledgor shall have executed and delivered this Pledge Agreement; and

     WHEREAS, unless otherwise defined herein or in the Indenture, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Pledge Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. The term "UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in the State of New York; PROVIDED, that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral (as defined below) is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction for purposes of the provisions hereof related to such perfection or the effect of perfection or non-perfection or priority. The term "FEDERAL BOOK ENTRY REGULATIONS" shall mean (i) the federal regulations contained in Subpart B governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D of 31 C.F.R. Part 357, 31 C.F.R. Section 357.2, Section
357.10 through Section 357.14 and Section 357.41 through Section 357.44; and
(ii) to the extent substantially identical to the federal regulations referred to in clause (i) above (as in effect from time to time), the federal regulations governing other book-entry securities.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises contained herein, and in order to induce the Holders to purchase the Notes, the Pledgor hereby agrees with the Trustee, for the ratable benefit of the Holders of the Notes, as follows:

     SECTION 1. PLEDGE AND GRANT OF SECURITY INTEREST. The Pledgor hereby pledges to the Trustee, for the ratable benefit of the Holders of the Notes, and hereby grants to the Trustee, a security interest and continuing lien in all of the Pledgor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Pledgor, wherever located and whether now or hereafter existing or arising (hereinafter collectively referred to as the "COLLATERAL"):

          (a) the Pledged Financial Assets and the certificates, if any, representing the Pledged Financial Assets, and all dividends, interest, money (as defined in the UCC), instruments (as defined in the UCC, the "INSTRUMENTS") and other property from time to time received, receivable or otherwise distributed or distributable in respect of, or in exchange for, any or all of the Pledged Financial Assets;

          (b) the Pledge Account and all security entitlements with respect thereto, all Pledged Security Entitlements with respect to all Pledged Financial Assets from time to time credited to the Pledge Account, any and all securities accounts in which the Pledged Security Entitlements are carried and all dividends, interest, cash, instruments and other


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     property from time to time received, receivable or otherwise distributed or distributable in respect of, or in exchange for, any or all of the Pledged Security Entitlements;

          (c) all other securities, securities entitlements and other financial assets hereafter acquired by the Pledgor pursuant to Article XII of the Indenture; and

          (d) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in subsections (a), (b) and/or (c) of this Section 1) and, to the extent not otherwise included, all cash.

     SECTION 2. SECURITY FOR OBLIGATIONS. This Pledge Agreement secures, and the Collateral is collateral security for, the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, whether for principal, interest, fees or otherwise, now or hereafter existing, under this Pledge Agreement, the Notes, the Registration Rights Agreement or the Indenture (all such obligations, collectively, the "SECURED OBLIGATIONS"). Without limiting the generality of the foregoing, this Pledge Agreement secures, and the Collateral is collateral security for, the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Pledgor to the Holders of the Notes or to the Trustee on behalf of the Holders of the Notes under this Pledge Agreement, the Notes, the Registration Rights Agreement or the Indenture but for the fact that such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

     SECTION 3. MAINTAINING THE PLEDGE ACCOUNT. So long as any Secured Obligation shall remain outstanding:

          (a) The Trustee shall separately maintain the Pledge Account with the Account Intermediary.

          (b) Notwithstanding any term or condition to the contrary in any other agreement relating to the Pledge Account, and except as otherwise provided by the provisions of Section 5 and Section 18 hereof, no funds shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other "PERSON" (as defined in the Indenture) from the Pledge Account.

     The Pledge Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

     SECTION 4. DELIVERY OF COLLATERAL.

          (a) All cash, certificates or instruments representing or evidencing the Pledged Financial Assets, the Pledged Security Entitlements or the Pledge Account shall be delivered to, and held by or on behalf of, the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to


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     the Trustee. The Trustee shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to, or to register in the name of, the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing any or all of the Collateral for certificates or instruments of smaller or larger denominations. The Trustee shall have the right at any time to convert Collateral consisting of financial assets credited to the Pledge Account to Collateral consisting of financial assets held directly by the Trustee, and to convert Collateral consisting of financial assets held directly by the Trustee to Collateral consisting of financial assets credited to the Pledge Account.

          (b) With respect to any Collateral in which the Pledgor has any right, title or interest and that constitutes an uncertificated security, the Pledgor shall cause the issuer thereof either (i) to register the Trustee as the registered owner of such security or (ii) to agree in writing with the Pledgor and the Trustee that such issuer will comply with instructions with respect to such security originated by the Trustee without further consent of the Pledgor, such agreement to be in form and substance satisfactory to the Trustee.

          (c) With respect to any Collateral in which the Pledgor has any right, title or interest and that constitutes a security entitlement, the Pledgor shall cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Trustee as the entitlement holder of such security entitlement against such securities intermediary or (ii) to agree in writing with the Pledgor and the Trustee that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing the transfer or redemption of the financial asset to which the Pledgor has a security entitlement) originated by the Trustee without further consent of the Pledgor, such agreement to be in substantially the form of ANNEX A hereto or otherwise in form and substance satisfactory to the Trustee.

          (d) With respect to any Collateral that constitutes a securities account, the Pledgor shall comply with subsection (c) of this Section 4 with respect to all security entitlements carried in such securities account.


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          (e) Prior to, or concurrently with, the execution and delivery hereof, and prior to the transfer to the Trustee of the Pledged Security Entitlements, as provided in subsections (a) through (c), inclusive, of this Section 4, the Trustee shall establish the Pledge Account with the Account Intermediary. Upon transfer of the Pledged Financial Assets to the Trustee, as confirmed to the Trustee by the securities intermediary, the Trustee shall make appropriate book entries indicating that the Pledged Financial Assets have been credited to, and are held in, the Pledge
     Account. Subject to the other terms and conditions of this Pledge
     Agreement, all funds or other property held by the Trustee pursuant to this Pledge Agreement shall be held in the Pledge Account subject (except as expressly provided in subsections (a), (b) and (c) of Section 5 hereof) to the exclusive dominion and control of the Trustee and exclusively for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

          (f) All Collateral shall be retained in the Pledge Account pending disbursement pursuant to the terms hereof.

          (g) Concurrently with the execution and delivery of this Pledge Agreement, the Trustee and the Account Intermediary are delivering to the Pledgor a duly executed Control Agreement (the "CONTROL AGREEMENT"), in the form of ANNEX A attached hereto.

          (h) The Trustee shall deliver to the Pledgor and the Initial Purchaser, concurrently with the execution and delivery of this Pledge Agreement and concurrently with the execution of each and any supplement to this Pledge Agreement, in each case, a duly executed certificate, in the form of ANNEX B attached hereto, of a duly appointed, qualified and acting officer of the Trustee.

          (i) Concurrently with the execution and delivery of this Pledge Agreement, the Pledgor shall deliver to the Trustee acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the date hereof under the UCC, covering the Collateral described in this Pledge Agreement.

          (j) Concurrently with the execution and delivery of this Pledge Agreement, the Pledgor shall deliver to the Trustee a Written Independent Accountant Report (as defined below) stating that, in the opinion of the Independent Public Accountant, the Pledged Financial Assets are sufficient, upon receipt of the scheduled interest and principal payments of the Pledged Financial Assets, to provide for payment in full of the first four scheduled interest payments on the Notes when due.

     SECTION 5. DISBURSEMENTS.

               (a) At least three (3) "BUSINESS DAYS" (as defined in the Indenture) prior to the due date of any of the first four scheduled interest payments due on the Notes, the Pledgor may, pursuant to written instructions given by the Pledgor to the Trustee (an "ISSUER ORDER"), direct the Trustee to release from the Pledge Account and pay, on such due date, to the Holders of the Notes proceeds sufficient to provide for payment in full of such


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          interest then due on the Notes. Upon receipt of an Issuer Order, the Trustee shall (i) issue a Payment Order (as defined in the Control Agreement) to the Account Intermediary for the release, from the Pledge Account, of funds to the Trustee in an amount sufficient to provide for the payment of the interest on the Notes in accordance with such Issuer Order; and (ii) pay such funds to the Holders of the Notes in accordance with the Indenture and the Notes. Nothing in this
          Section 5 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

               (b) If the Pledgor makes any of the first four scheduled interest payments on the Notes or a portion of such interest payment from a source of funds other than the Pledge Account (such source, the "PLEDGOR Funds"), the Pledgor may, after payment in full of such interest payment, direct the Trustee pursuant to an Issuer Order to issue a Payment Order (as defined in the Control Agreement) to the Account Intermediary for the release, to the Pledgor or to another party at the direction of the Pledgor (such party, the "PLEDGOR'S DESIGNEE"), of proceeds from the Pledge Account in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment. Upon receipt by the Trustee of such Issuer Order, and provided the Trustee has received such interest payment, the Trustee shall direct the Account Intermediary pursuant to a Payment Order to pay to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Pledge Account as soon as practicable.

               (c) At least three (3) business days prior to the due date of each of the first four scheduled interest payments due on the Notes, the Pledgor shall give the Trustee notice (by Issuer Order) as to whether such interest payment will be made pursuant to Section 5(a) or
          Section 5(b) and the respective amounts of interest that will be paid from the Pledge Account and from Pledgor Funds. Any Pledgor Funds to be used to make any interest payment shall be delivered to the Trustee, in immediately available funds, prior to 10:00 a.m. (New York City time) on the due date of such interest payment. If no such notice is given or such Pledgor Funds have not been so delivered, the Trustee shall act pursuant to Section 5(a) as if it had received an Issuer Order pursuant thereto for the payment in full of the interest then due from the Pledge Account.

               (d) The Trustee shall instruct the Account Intermediary to liquidate Collateral in the Pledge Account in order to make any of the scheduled payments of interest on the Notes, unless there are sufficient funds in the Pledge Account on the due date of such interest payment. The Trustee shall be entitled to instruct the Account Intermediary to sell any Collateral as contemplated hereunder prior to the maturity of such Collateral and shall not be responsible for any costs and expenses of such sale.

               (e) Nothing contained in this Pledge Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any of the Pledged Security Entitlements or any securities account in which any such security entitlements may be carried, or otherwise afford the Pledgor control of any Pledged Security Entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to the Pledged Financial Assets or any securities account in which any of such security entitlements may be carried, other than


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          the Pledgor's rights under this Pledge Agreement as the
          beneficial owner of collateral pledged to, and subject to the exclusive dominion and control (except as expressly provided in subsections (a), (b), (f) and (g) of this Section 5) of, the Trustee in its capacity as such (and not as a securities intermediary) before the payment in full, when due, of the Obligations. The Pledgor acknowledges, confirms and agrees that the Trustee is an entitlement holder of the Pledged Security Entitlements solely as Trustee for the ratable benefit of the Holders of the Notes and not as a securities intermediary.

               (f) If, prior to the payment of the fourth scheduled interest payment due on the Notes, repayment of the principal amount of the Notes shall be accelerated under the Indenture, the Trustee shall liquidate all Collateral in the Pledge Account for payment to the Holders of the Notes, subject to the automatic stay provisions of bankruptcy law, if applicable. Distributions from the Pledge Account shall be applied first to any accrued and unpaid interest on the Notes and second, to the extent available, to the repayment of a portion of the principal amount of the Notes.

               (g) If, prior to the payment of the fourth scheduled interest payment due on the Notes, any Notes are converted in accordance with the Indenture or any Notes are repurchased by the Pledgor, then, upon the written request of the Pledgor to the Trustee and satisfaction of the conditions precedent specified below, the Trustee shall promptly instruct the Account Intermediary to liquidate Collateral to the extent (but only to the extent) necessary to generate an amount of cash proceeds equal to the Release Amount (as defined below) and shall distribute to the Pledgor (such distribution, a "RELEASE --------- Distribution") such amount in immediately available funds. Upon each Release Distribution, the Trustee shall release the security interest and continuing lien in that portion of the Collateral, and proceeds derived therefrom, distributed to the Pledgor pursuant to such Release Distribution, and shall execute such documents as the Pledgor may reasonably request to evidence such release. No Release Distribution or liquidation to facilitate a Release Distribution shall occur unless all of the following shall have been satisfied:

                    (i) the Pledgor has delivered to the Trustee an opinion of counsel to the effect that (A) the Notes referred to above have been duly converted or repurchased by the Pledgor and (B) all conditions precedent to the Release Distribution have been satisfied;

                    (ii) the Pledgor has delivered to the Trustee an Officer's
               Certificate that (A) identifies the Notes that have been so converted or so repurchased, (B) affirms that such Notes have been duly converted or repurchased, (C) states that all conditions precedent relating to the Release Distribution have been satisfied and (D) states the Release Amount;

                    (iii) the Pledgor has delivered to the Trustee a Written
               Independent Accountant Report (as defined below) stating that the Collateral to be remaining after the proposed Release Distribution and related liquidation of Collateral will be sufficient, upon receipt of the scheduled interest and principal payments on the


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               remaining Pledged Financial Assets, to provide for payment in full of the remaining first four scheduled interest payments on the Remaining Notes (as defined below) when due;

                    (iv) no Event of Default (as defined in Section 13) has
               occurred and is continuing;

                    (v) no Event (as defined in the Registration Rights
               Agreement) has occurred and is continuing; and

                    (vi) no Notes that have been repurchased by the Pledgor have subsequently been resold.

          "RELEASE AMOUNT" shall mean an amount equal to the net proceeds (after deducting expenses related in any way to the related Release Distribution and liquidation of Collateral) from the liquidation of that portion of the Collateral not necessary to remain in the Pledge Account in order to provide, from the receipt of the scheduled interest and principal payments on the remaining Pledged Financial Assets, for payment in full of the remaining first four scheduled interest payments on the Remaining Notes when due.

          "REMAINING NOTES" shall mean the Notes other than the Notes specified in the Officer's Certificate referred to above as having been converted or repurchased.

     SECTION 6. INVESTING OF AMOUNTS IN THE PLEDGE ACCOUNT. If requested and as directed by the Pledgor in writing, the Trustee shall, subject to the provisions of Sections 3, 5 and 14 of this Pledge Agreement, from time to time, instruct the Account Intermediary to invest interest paid on the Pledged Financial Assets and reinvest other proceeds of any Pledged Financial Assets that may mature or be sold (including, without limitation, pursuant to Section 5(g)), in each case, in (i) identified United States Treasury securities or (ii) selected shares of a money market fund registered under the Investment Company Act of 1940, as amended, the portfolio of which consists of United States Treasury securities, in each case credited to the Pledge Account, including any portfolios for which the Trustee or any of its affiliates provides investment advisory or management services.

     SECTION 7. REPRESENTATIONS AND WARRANTIES.

          (a) The Pledgor hereby represents and warrants that:

               (i) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and constitutes a legal, valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (A) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally; (B) the availability of equitable remedies may be limited by equitable principles of general applicability


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          and the discretion of the court before which any proceeding therefor may be brought; (C) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations; and (D) the waiver of rights and defenses contained in Section 19(h) and Section 19(l) hereof may be limited by applicable law.

               (ii) The Pledgor is a corporation organized solely under the laws of the State of Delaware and not of any other State or jurisdiction, and the State of Delaware must maintain a public record showing the Pledgor to have been so organized. The Pledgor's exact legal name, within the meaning of Section 9-503(a)(1) of the UCC, is Ligand Pharmaceuticals Incorporated. The Pledgor is located, within the meaning of Section 9-307 of the UCC, in the State of Delaware. The Pledgor's organizational identification number in the State of Delaware is 2138989.

               (iii) The Pledgor is the legal and beneficial owner of the Collateral free and clear of any Lien, claim, option or right of others (except for the security interest created by this Pledge Agreement). No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any public or recording office, other than the financing statements filed pursuant to this Pledge Agreement.

               (iv) Upon the delivery of the Collateral in accordance with the terms hereof, all filings and other actions (including, without limitation, (A) actions necessary to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 or 9-107 of the UCC, as applicable; and (B) actions necessary to perfect the Trustee's security interest with respect to the Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral created under this Pledge Agreement have been duly made or taken and are in full force and effect, and this Pledge Agreement creates in favor of the Trustee for the ratable benefit of the Holders of the Notes a valid and, together with such filings and other actions, perfected first-priority security interest in the Collateral, securing the payment of the Secured Obligations.

               (v) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the Certificate of Incorporation of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the lien and security interest granted under this Pledge Agreement.

               (vi) No consent of any other person and no approval, authorization or order of, action by, notice to, or filing or qualification with, any governmental authority, regulatory body, agency or other third party is required: (A) for the


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          grant by the Pledgor of the assignment, pledge and security interest granted under this Pledge Agreement; (B) for the execution or delivery by the Pledgor of, or the performance by the Pledgor of its obligations under, this Pledge Agreement; (C) for the perfection or maintenance of the assignment, pledge or security interest created hereunder (including the first-priority nature of such assignment, pledge or security interest), except for (I) the execution of the Control Agreement by the parties thereto and (II) the filing of financing statements under the UCC, which financing statements have been delivered to the Trustee for filing pursuant to Section 4(i); or
          (D) other than such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of its rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

               (vii) There are no legal or governmental proceedings pending or, to the Pledgor's knowledge, threatened to which the Pledgor or any of the properties of the Pledgor is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

               (viii) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

               (ix) No Event of Default (as defined below) exists.

               (x) Based on the Account Intermediary's representation, warranty and agreement set forth in Section 2(e) of the Control Agreement and on Section 18 of the Control Agreement, the jurisdiction (for purposes of Section 8-110(e) of the UCC) of the securities intermediary that maintains the Pledge Account and all securities accounts carrying the Pledged Security Entitlements is New York. To the extent that any portion of the Pledge Account is deemed to constitute a deposit account, the jurisdiction (for purposes of the UCC) of the securities intermediary that maintains the Pledge Account is New York.

     (b) The Trustee hereby represents and warrants that:


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               (i) This Pledge Agreement has been duly authorized, validly executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except as the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought.

               (ii) The execution and delivery by the Trustee of, and the performance by the Trustee of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the organizational documents of the Trustee or any material agreement or other material instrument binding upon the Trustee or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trustee.

               (iii) No consent of any other person and no approval, authorization or order of, action by notice to, or filing or qualification with, any governmental authority, regulatory body, agency or other third party is required (A) for the execution or delivery by the Trustee of, or the performance by the Trustee of its obligations under, this Pledge Agreement; or (B) other than such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of its rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

               (iv) There are no legal or governmental proceedings pending or, to the Trustee's knowledge, threatened to which the Trustee or any of the properties of the Trustee is subject that would materially adversely affect the power or ability of the Trustee to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

     SECTION 8. FURTHER ASSURANCES.

          (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute or otherwise authenticate, as necessary, and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Trustee may reasonably request, in order to perfect, protect or preserve any pledge or security interest granted or purported to be granted hereunder or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor shall (i) if any Collateral shall be evidenced by a promissory note or other instrument, promptly deliver and pledge to the Trustee hereunder such note or instrument, duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Trustee; (ii) if necessary, execute or otherwise authenticate, as necessary, and file such financing or continuation statements, or amendments thereto, and such other instruments, notices or records, as may be necessary or desirable, or as the Trustee may reasonably request, in order to perfect, protect or preserve any pledge or security interest granted or purported to be granted hereby; (iii) promptly deliver and pledge to the Trustee for the ratable benefit of the Holders of the Notes certificates representing Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; and (iv) promptly deliver to the Trustee evidence that all other action that the Trustee may deem necessary or desirable in order to perfect and protect the security interest created by the Pledgor under this Pledge Agreement has been taken.

          (b) The Pledgor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, in each case without the signature of the Pledgor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Pledge Agreement. A photocopy or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Pledgor ratifies its authorization for the Trustee to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

          (c) The Pledgor shall furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

          (d) The Pledgor will promptly pay all reasonable costs incurred in connection with any of the foregoing within forty five (45) days of receipt of an invoice therefor. The Pledgor also agrees, whether or not requested by the Trustee, to take all actions that are necessary or desirable to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and any amendments thereto, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

     SECTION 9. COVENANTS. The Pledgor covenants and agrees with the Trustee for the ratable benefit of the Holders of the Notes that from and after the date of this Pledge Agreement until the earlier of payment in full in cash of (x) each of the first four scheduled interest payments on the Notes when due under the terms of the Indenture and the Notes and (y) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment of the first four scheduled interest payments on the Notes:

          (a) (i) it will not (and will not purport to) sell, assign or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or the Pledgor's beneficial interest therein; and (ii) it will not create or suffer to exist any Lien or other adverse interest upon, or with respect to, any of the Collateral or the Pledgor's beneficial interest therein (except for the security interest granted under this Pledge Agreement and any Lien arising under the Indenture in favor of the Trustee);

          (b) it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral; or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest;

          (c) it will not change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 7(a)(ii) hereof without first giving at least thirty
     (30) days' prior written notice to the Trustee and taking all action reasonably required by the Trustee under this Pledge Agreement for the purpose of perfecting, protecting or preserving the security interest granted by this Pledge Agreement;

          (d) it will, and will cause the Trustee to, execute and deliver on or prior to any sale of Additional Notes, a supplement to this Pledge Agreement, in substantially the form attached hereto as Annex C, providing for the pledge of additional Collateral in such amount as will, according to a Written Independent Accountant Report (as defined below) delivered to the Trustee, be sufficient, upon receipt of scheduled interest and principal payments of the Pledged Financial Assets comprising such additional Collateral, to provide for payment in full of the first four scheduled interest payments due on the Additional Notes.

          (e) in the event of an Event (as defined in the Registration Rights Agreement) by reason of which Liquidated Damages (as defined in Section 19(f)(ii)) become due as provided in the Registration Rights Agreement, the Pledgor shall, at its sole cost, promptly deliver to the Trustee additional Pledged Security Entitlements in such amount as will, according to a Written Independent Accountant Report (as defined below) delivered to the Trustee, be sufficient, upon receipt of scheduled interest and/or principal payments of all Pledged Security Entitlements thereafter held in the Pledge Account, to provide payment of the first four scheduled interest payments due on the Notes, including the Liquidated Damages payable under the Registration Rights Agreement during the period beginning on the Event Date (as defined in the Registration Rights Agreement) and ending on the date of the fourth scheduled interest payment due on the Notes (assuming that Liquidated Damages remain payable under the Registration Rights Agreement for the entirety of such period). Such additional Pledged Security Entitlements shall be subject to the pledge set forth in Section 1 by the Pledgor to the Trustee for the ratable benefit of the Holders of the Notes and shall be held by the Trustee in the Pledge Account.

          (f) it shall select and engage, and pay the expenses of, a nationally recognized firm of independent public accountants (the "INDEPENDENT PUBLIC ACCOUNTANT") for the purpose of performing agreed-upon procedures to verify, in a written report to be delivered to the Pledgor, the Trustee and the Initial Purchaser (a "WRITTEN INDEPENDENT ACCOUNTANT REPORT"), the computational accuracy of the sufficiency of the Collateral to secure the Obligations to the extent described in, and required by, Section 4(j), Section 5(g),
     Section 9(d) and Section 9(e), which Written Independent Accountant Report shall be in form and substance reasonably satisfactory to the Trustee.

     SECTION 10. POWER OF ATTORNEY. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby irrevocably appoints the Trustee as the Pledgor's attorney-in-fact (with full power of substitution), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion, if an Event of Default (as defined in Section 13) has occurred and is continuing, to take any action and to execute any instrument that is necessary or advisable or as the Trustee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including:

          (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under, or in respect of, any of the Collateral;

          (b) to receive, indorse and collect any and all checks, notes, drafts or other (negotiable or non-negotiable) instruments, documents or chattel paper, in connection with subsection (a) above, and the Pledgor hereby waives notice of presentment, protest and non-payment of any instrument, document or chattel paper so indorsed or assigned;

          (c) to file any claims or take any action or institute any proceedings that the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral; and

          (d) to pay or discharge taxes or Liens levied or placed upon the Collateral that the Pledgor has failed to pay or discharge in accordance herewith, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand; PROVIDED, HOWEVER, that the Trustee shall have no obligation to perform any of the foregoing actions under this Section 10.

     The Trustee's authority under this Section 10 shall include, without limitation, the authority to (i) indorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor; (ii) execute and give receipt for any certificate of ownership or any document constituting Collateral; (iii) transfer title to any item of Collateral; (iv) sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral granted hereunder and to file the same; (v) prepare and file, and sign the Pledgor's name on, any notice of Lien; and (vi) take any other actions arising from or incident to the powers granted to the Trustee by this Pledge Agreement.

This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

     SECTION 11. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The powers conferred on the Trustee hereunder are solely to protect the security interest of the Trustee for the ratable benefit of the Holders of the Notes in the Collateral and shall not impose any duty on the Trustee to exercise any such powers other than those expressly provided herein or imposed by applicable law. Except as otherwise set forth in the Indenture and except as necessary for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral to (i) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters;
(ii) take any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral; or (iii) except as otherwise set forth in Section 6 hereof, investing or reinvesting any of the Collateral or any loss on any investment. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Trustee accords its own property. The Trustee shall be entitled to all the rights, benefits, privileges and immunities accorded to it under the Indenture.

     SECTION 12. INDEMNITY AND EXPENSES.

               (a) The Pledgor agrees to indemnify, defend and save and hold harmless each of the Trustee and its officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Pledge Agreement (including, without limitation, the enforcement of this Pledge Agreement), except to the extent such claims, damages, losses, liabilities or expenses result from such Indemnified Party's negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

               (b) The Pledgor will, upon demand, pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Trustee may incur in connection with (i) the review, negotiation and administration of this Pledge Agreement; (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral; (iii) the exercise or enforcement of any of the rights of the Trustee or the Holders of the Notes hereunder; or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

     SECTION 13. REMEDIES. If any Event of Default under the Indenture or default hereunder (any such Event of Default or default being referred to in this Pledge Agreement as an "EVENT OF DEFAULT") shall have occurred and be continuing:

               (a) The Trustee and the Holders of the Notes may (i) exercise in respect of the

          Collateral, in addition to all other rights and remedies given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral); (ii) require the Pledgor to, and the Pledgor hereby agrees that it shall at its expense and upon the request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place and time to be designated by the Trustee that is reasonably convenient to both parties; and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at any broker's board or at a public or private sale, in one or more sales or lots, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it is so adjourned. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement, by the Trustee or by or on behalf of the Holders of the Notes, of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

               (b) Except as otherwise provided in the Indenture, any cash held by or on behalf of the Trustee and all cash proceeds received by or on behalf of the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to Section 12(b) of this Pledge Agreement) in whole or in part by the Trustee for the ratable benefit of the Holders of the Notes against, all or any part of the Secured Obligations in such order as the Trustee shall elect in its sole discretion. Any surplus of such cash or cash proceeds held by or on behalf of the Trustee and remaining after payment in full of all the Secured Obligations shall be paid to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

               (c) The Trustee may at any time or from time to time, without notice to the Pledgor except as required by law, charge, set off and otherwise apply all or any part of the Secured Obligations against the Pledge Account or any part thereof.

               (d) The Pledgor agrees to (i) provide the Trustee with such information as may be necessary or, in the opinion of the Trustee, advisable to enable the Trustee to effect the sale of the Collateral; and (ii) use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 13 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 13(d) will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 13(d) shall be specifically enforceable against the Pledgor, and the Pledgor hereby, to the extent permitted by law, waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

     SECTION 14. SECURITY INTEREST ABSOLUTE. All rights of the Trustee and the Holders of the Notes and the pledges, assignments and security interests hereunder, and all obligations of the Pledgor hereunder, shall be irrevocable, absolute and unconditional, and the rights of the Trustee hereunder shall be enforceable irrespective of any or all of the following:

               (a) any lack of validity or enforceability of the Indenture or Notes or any other agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of, consent to, or departure from, the Indenture or Notes or any other agreement or instrument relating thereto;

               (c) any taking, exchange or release of, or non-perfection of any Liens on, any Collateral or any other collateral for all or any of the Secured Obligations;

               (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other assets of the Pledgor;

               (e) any change, restructuring or termination of the corporate structure or existence of the Pledgor; or

               (f) to the extent permitted by applicable law, any other circumstance (including, without limitation, any statute of limitations) or any existence of, or reliance on, any representation by the Trustee or any Holder of the Notes, which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or of this Pledge Agreement.

     This Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Trustee or any Holder of the Notes or by any other person upon the insolvency, bankruptcy or reorganization of the Pledgor or otherwise, all as though such payment had not been made.

     SECTION 15. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Pledge Agreement, and no consent to any departure by the Pledgor from any provision of this Pledge Agreement, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Trustee or any Holder of the Notes to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 16. NOTICES. Any notice or communication given hereunder shall be sufficiently given if in writing and delivered in person or by telecopier communication or mailed by first class mail or commercial courier service, addressed as follows; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties:

     If to the Pledgor:

         Ligand Pharmaceuticals Incorporated
         10275 Science Center Drive
         San Diego, California 92121-1117
         Attention: General Counsel
         Fax: (858) 550-7506

         If to the Trustee:

         J.P. Morgan Trust Company, National Association
         560 Mission Street, 13th Floor
         San Francisco, CA 94105
         Attention: Mitch Gardner
         Fax: (415) 315-7585

         with a copy to:

         Nixon Peabody LLP
         2 Embarcadero Center, Suite 2700
         San Francisco, CA 94111
         Attention: Varya Simpson
         Fax: (415) 984-8300

     All such notices and other communications shall, when mailed, delivered or telecopied, respectively, be effective when deposited in the mails, delivered or telecopied, respectively, addressed as aforesaid.

     SECTION 17. CONTINUING SECURITY INTEREST. This Pledge Agreement shall create a continuing security interest in the Collateral and (a) shall, unless otherwise provided in this Pledge Agreement, remain in full force and effect until terminated in accordance with Section 18 hereof; (b) be binding upon the Pledgor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Trustee hereunder, to the Holders of the Notes and their respective successors, transferees and assigns.

     SECTION 18. TERMINATION. So long as no Event of Default shall have occurred and be continuing, this Pledge Agreement (other than the Pledgor's obligations under Section 12 hereof) shall terminate upon the earliest of (a) the redemption of the Notes in whole, (b) the payment in full of each of the first four scheduled interest payments due on the Notes under the terms of the Indenture,
(c) the payment in full of all obligations due and owing under the Notes and the Indenture in the event the obligations become due and payable prior to payment of the first four scheduled interest payments on the Notes, and (d) the discharge of the Indenture. Upon any such termination, without any necessary action on the part of the Pledgor, (i) the Control Agreement(s) shall terminate and control of the Pledge Account and the Pledged Security Entitlements shall revert to the Pledgor, (ii) the Trustee shall promptly obtain from the Account Intermediary and deliver to the Pledgor all certificates and instruments representing any portion of the Pledged Financial Assets constituting certificated securities, (iii) the Trustee shall execute and deliver such documents and instruments, at the Pledgor's expense, as the Pledgor may reasonably request in connection with the termination of this Pledge Agreement and the security interest and lien in the Collateral, and (iv) the Trustee shall no longer have any rights in any of the Collateral.

     SECTION 19. MISCELLANEOUS PROVISIONS.

               (a) NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture and Registration Rights Agreement) may be used to interpret this Pledge Agreement.

               (b) SEVERABILITY. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, such invalidity, illegality or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

               (c) HEADINGS. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

               (d) COUNTERPART ORIGINALS. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Pledge Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Pledge Agreement.

               (e) BENEFITS OF PLEDGE AGREEMENT. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes and the Account Intermediary, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement. If the Pledgor consolidates or merges into any other person in a transaction in which the Pledgor is not the surviving corporation, or conveys, transfers or leases its properties and assets substantially as an entirety to any person, then the successor entity, transferee or lessee shall expressly assume the Pledgor's obligations under this Pledge Agreement in writing.

               (f) INTERPRETATION OF AGREEMENT.

                    (i) To the extent a term or provision of this Pledge
               Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                    (ii) All references in this Pledge Agreement to "scheduled interest" or "scheduled interest payment," or words to like effect, shall be deemed to include all Liquidated Damages (as defined below), if any, payable on the Notes, determined in accordance with the Registration Rights Agreement, for the period with respect to which such interest or interest payment is payable. "LIQUIDATED DAMAGES" shall have the meaning ascribed to "Liquidated Damages Amount" in the Registration Rights Agreement.

               (g) SURVIVAL OF REPRESENTATIONS AND COVENANTS. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Pledge Agreement and shall terminate only upon the termination of this Pledge Agreement, except as otherwise specified in such representations, warranties and covenants.

               (h) WAIVERS. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations and all other notices to which the Pledgor might otherwise be entitled, in each case except as otherwise expressly provided herein or in the Indenture.

               (i) AUTHORITY OF THE TRUSTEE.

                    (i) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters.
               Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as collateral agent, hereunder, except for its own gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

                    (ii) The Pledgor acknowledges that the rights and
               responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them; PROVIDED, HOWEVER, that as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

               (j) FINAL EXPRESSION. This Pledge Agreement, together with the Indenture, the Control Agreement and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

               (k) RIGHTS OF HOLDERS OF THE NOTES. No Holder of Notes shall have any independent rights hereunder other than those rights of individual Holders of the Notes described in Section 6.06 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

               (l) GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                    (i) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND
               CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUSIVE OF ITS CHOICE OF LAW PROVISIONS AND REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

                    (ii) The Pledgor agrees that the Trustee shall, in its
               capacity as collateral agent and trustee or in the name and on behalf of any Holder of Notes, have the right, to the extent permitted by applicable law, to proceed against the

               Pledgor or the Collateral in a court in any location reasonably selected in good faith (and having personal or in rem jurisdiction over the Pledgor or the Collateral, as the case may
               be) to enable the Trustee to realize on the Collateral, or to enforce a judgment or other court order entered in favor of the Trustee. The Pledgor agrees that it will not assert any counterclaims, setoffs or crossclaims in any proceeding brought by the Trustee to realize on the Collateral or to enforce a judgment or other court order in favor of the Trustee, except for such counterclaims, setoffs or crossclaims which, if not asserted in any such proceeding, could not otherwise be brought or asserted. The Pledgor waives, to the extent permitted by applicable law, any objection that it may have to the location of the court in the State of New York once the Trustee has commenced a proceeding described in this paragraph including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens.

                    (iii) The Pledgor agrees that neither any Holder of Notes
               nor (except as otherwise provided in this Pledge Agreement or the Indenture) the Trustee in its capacity as trustee shall have any liability to the Pledgor (whether arising in tort, contract or otherwise) for losses suffered by the Pledgor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Pledge Agreement, or any act, omission or event occurring in connection therewith, unless it is determined by a final and nonappealable judgment of a court that is binding on the the Trustee or such Holder of Notes, as the case may be, that such losses were the result of acts or omissions on the part of the Trustee or such Holder of Notes, as the case may be, constituting gross negligence or willful misconduct.

                    (iv) To the extent permitted by applicable law, the Pledgor waives the posting of any bond otherwise required of the Trustee or any Holder of Notes in connection with any judicial process or proceeding to enforce any judgment or other court order pertaining to this Pledge Agreement or any related agreement or document entered in favor of the Trustee or any Holder of Notes, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction, this Pledge Agreement or any related agreement or document between the Pledgor on the one hand and the Trustee and/or the Holders of the Notes on the other hand.

                    (v) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND
               ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH PARTY HERETO ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

Pledgor:                   LIGAND PHARMACEUTICALS INCORPORATED

                             By:   /S/ DAVID E. ROBINSON

                                   Name:
                                   Title:



Trustee:                   J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                             By:   /S/ MITCH GARDNER

                                   Name:
                                   Title:

                                   SCHEDULE I

                            PLEDGED FINANCIAL ASSETS

Security               Coupon Date      CUSIP No.
--------               -----------      ---------
U.S. Treasury Strip     05-15-03        912833FS4
U.S. Treasury Strip     11-15-03        912820DJ3
U.S. Treasury Strip     05-15-04        912833FU9
U.S. Treasury Strip     11-15-04        912833FV7

                                                                         ANNEX A

                                CONTROL AGREEMENT
                              --------------------

                                CONTROL AGREEMENT

     This CONTROL AGREEMENT (this "CONTROL AGREEMENT") dated as of November 26, 2002 by and among LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "PLEDGOR"), J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the "TRUSTEE"), in its capacity as trustee for the Holders (as defined in the Pledge Agreement referred to below), and JPMORGAN CHASE BANK, a New York banking corporation (the "ACCOUNT INTERMEDIARY"), in its capacity as securities intermediary and depository bank.

                               W I T N E S S E T H

     WHEREAS, the Pledgor and the Trustee have entered into that certain Pledge Agreement dated as of November 26, 2002 (capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Pledge Agreement).

     WHEREAS, the Pledgor is, or will be, the beneficial owner of certain Pledged Security Entitlements with respect to (i) the United States Treasury securities identified by CUSIP number in SCHEDULE I hereto, and credited to the Trustee's account with the Account Intermediary, ABA No. 021000021, BNF: CTCC Operating Acct, A/C: 507-874-439, Ref.: Ligand Pharmaceuticals Incorporated Pledge Account at its office at New York City, in the name of "J.P. Morgan Trust Company, National Association, as Trustee for the ratable benefit of the Holders of the 6% Convertible Subordinated Notes due 2007 of Ligand Pharmaceuticals Incorporated, Collateral Pledge Account" (the "PLEDGE ACCOUNT"); and (ii) all other financial assets credited from time to time to the Pledge Account (collectively with the assets described in clause (i) above, the "PLEDGED FINANCIAL ASSETS");

     WHEREAS, the Pledgor has granted to the Trustee, pursuant to the Pledge Agreement, a security interest (the "SECURITY INTEREST") in certain Collateral consisting of, among other things and as more particularly described in the Pledge Agreement, the Pledged Financial Assets, Pledged Security Entitlements and the Pledge Account.

     WHEREAS, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Control Agreement (including, without limitation, the immediately preceding paragraphs) as such terms are defined in such Article 8 or 9. The term "UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in the State of New York; PROVIDED, that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction for purposes of the provisions hereof related to such perfection or the effect of perfection or non-perfection or priority.

     WHEREAS, the Pledgor, the Trustee and the Account Intermediary are delivering this Control Agreement pursuant to the terms of the Pledge Agreement.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

     SECTION 1. NOTICE OF EXCLUSIVE CONTROL. The Pledgor, the Trustee and the Account Intermediary are entering into this Control Agreement to perfect, and confirm the first-priority lien of, the Trustee's security interest in the Collateral. The Account Intermediary agrees to promptly make all necessary entries or notations in its books and records to reflect the Trustee's security interest in the Collateral and to apply any value distributed on account of any Pledged Financial Assets as directed in writing by the Trustee without further consent from the Pledgor. The Account Intermediary acknowledges that the Trustee has exclusive control over the Pledge Account and all Pledged Security Entitlements contained therein from time to time.

     SECTION 2. THE ACCOUNT. The Account Intermediary hereby represents and warrants to, and agrees with, the Pledgor, the Trustee and the Holders of the
Notes:

          (a) that the Account Intermediary has established the Pledge Account and shall not change the name or account number of the Pledge Account without the prior written consent of the Trustee;

          (b) that the Account Intermediary maintains the Pledge Account for the Trustee, and all property (including, without limitation, all funds and financial assets) held by the Account Intermediary for the account of the Trustee is, and will continue to be, credited to the Pledge Account;

          (c) that (i) (A) to the extent that funds are credited to the Pledge Account, the Pledge Account is a deposit account; (B) to the extent that financial assets are credited to the Pledge Account, the Pledge Account is a securities account; (ii) the Account Intermediary is (A) the bank with which the Pledge Account is maintained and (B) the securities intermediary with respect to financial assets held in the Pledge Account; (iii) the Trustee is (A) the Account Intermediary's customer with respect to the Pledge Account and (B) the entitlement holder with respect to financial assets credited from time to time to the Pledge Account;

          (d) that all financial assets in registered form or payable to or to the order of and credited to the Pledge Account shall be registered in the name of, payable to or to the order of, or endorsed in the name of, the Account Intermediary, and in no case during the term of the Pledge Agreement will any financial asset credited to the Pledge Account be registered in the name of, payable to or to the order of, or endorsed in the name of, the Pledgor, except to the extent the foregoing have been subsequently endorsed by the Pledgor to the Account Intermediary or in blank;

          (e) that, notwithstanding any other agreement to the contrary, the Account Intermediary's jurisdiction with respect to the Pledge Account for purposes of the UCC is, and will continue to be for so long as the Security Interest shall be in effect, the State of New York;

          (f) that the Account Intermediary does not know of any claim to or interest in the Pledge Account or any property (including, without limitation, all funds and financial assets) credited to the Pledge Account, except for claims and interests of the parties referred to in this Control Agreement;

          (g) that it is a commercial bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder and with respect to the Pledge Account;

          (h) that the Pledge Account shall be an account to which funds or financial assets may be credited, and it undertakes to treat the Trustee (in its capacity as such) as entitled to exercise rights that comprise (and, therefore, entitled to the benefits of) such funds or financial assets, and entitled to exercise the rights of an entitlement holder in the manner contemplated by the UCC;

          (i) that, subject to applicable law, it has not granted, and covenants that so long as it acts as a securities intermediary or bank hereunder it shall not grant control over, or with respect to, any Collateral credited to any Pledge Account from time to time to any "PERSON" (as defined in the Indenture) other than the Trustee in its capacity as such;

          (j) that it shall not, subject to applicable law, knowingly take any action inconsistent with, and represents and covenants that it is not and so long as this Control Agreement remains in effect will not knowingly become party to any agreement the terms of which are inconsistent with, the provisions of this Control Agreement;

          (k) that any funds that are credited to the Pledge Account shall be treated as funds, and any item of property credited to the Pledge Account shall be treated a financial asset;

          (l) that no item of Collateral credited to the Pledge Account shall be subject to any security interest, lien or right of setoff in favor of it as securities intermediary or account intermediary, except as may be expressly permitted under the Indenture and the Pledge Agreement;

          (m) that it will maintain the Pledge Account and appropriate books and records in respect thereof in accordance with its usual procedures and subject to the terms of this Control Agreement; and

          (n) that, with respect to any Collateral that constitutes a security entitlement, it shall comply with the provisions of Section 3(a) of this Control Agreement and, with respect to any Collateral that constitutes a securities account, it shall comply with the provisions of Section 3(a) of this Control Agreement with respect to all security entitlements carried in such securities account.

     SECTION 3. CONTROL BY THE TRUSTEE.

          (a) The Account Intermediary shall comply with (i) all written instructions directing disposition of the funds in the Pledge Account (such instructions, a "PAYMENT ORDER"); (ii) all notifications and entitlement orders that the Account Intermediary receives directing it to transfer or redeem any financial asset in the Pledge Account; and (iii) all other directions concerning the Collateral, including, without limitation, directions to distribute to the Trustee proceeds of any such transfer or redemption or interest on any property in the Pledge Account (any such instruction, notification or direction referred to in clause (i), (ii) or
     (iii) above being an "ACCOUNT DIRECTION"), in each case of clauses (i),
     (ii) and (iii) above originated by the Trustee without further consent by the Pledgor or any other person.

          (b) The Trustee hereby acknowledges that it shall maintain and exercise control of the Pledge Account on behalf of the Holders of the Notes.

          (c) The Account Intermediary shall not (i) comply with Account Directions or other directions concerning the Collateral that are not originated by the Trustee or (ii) distribute to the Pledgor interest or other distributions on or in respect of the Collateral.

     SECTION 4. PRIORITY OF TRUSTEE'S SECURITY INTEREST.

          (a) The Account Intermediary waives any security interest, lien or right of setoff the Account Intermediary may have, now or in the future, against the Pledge Account or property in the Pledge Account, except that the Account Intermediary shall retain its prior lien on property credited to the Pledge Account to secure or satisfy, and only to secure or satisfy, payment for (i) property purchased for the Pledge Account; (ii) normal commissions and customary fees and expenses for the routine maintenance and operation of the Pledge Account; and (iii) to the extent that the Pledge Account is a deposit account, the face amount of any items that have been credited to the Pledge Account but which are subsequently returned unpaid because of uncollected or insufficient funds.

          (b) The Account Intermediary will not enter into any other agreement with any person relating to Account Directions or other directions with respect to the Pledge Account.

     SECTION 5. STATEMENTS, CONFIRMATIONS AND NOTICES OF ADVERSE CLAIMS.

          (a) The Account Intermediary shall send copies of all statements and confirmations for the Pledge Account simultaneously to the Pledgor and the Trustee.

          (b) When the Account Intermediary knows of any claim or interest in the Pledge Account or any property (including, without limitation, all funds and financial assets) credited to the Pledge Account other than the claims and interests of the parties referred to in this Control Agreement, the Account Intermediary shall promptly notify the Trustee and the Pledgor of such claim or interest.

     SECTION 6. THE ACCOUNT INTERMEDIARY'S RESPONSIBILITIES.

          (a) The Account Intermediary shall not be liable to the Pledgor for complying with an Account Direction or other direction concerning the Collateral originated by the Trustee, even if the Pledgor notifies the Account Intermediary that the Trustee is not legally entitled to issue the Account Direction or such other direction unless the Account Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

          (b) This Control Agreement does not create any obligation of the Account Intermediary except for those expressly set forth in this Control Agreement and, to the extent that the Pledge Account is a securities account, in Part 5 of Article 8 of the UCC and, to the extent that the Pledge Account is a deposit account, in Article 4 of the UCC. In particular, the Account Intermediary need not investigate whether the Trustee is entitled under the Trustee's agreements with the Pledgor to give an Account Direction or other direction concerning the Pledge Account. The Account Intermediary may conclusively rely on notices and communications it believes are given by the appropriate party.

          (c) The Account Intermediary shall give prompt written notice to the Pledgor and the Trustee of any attachment, levy, stay, injunction or legal process which is served upon the Account Intermediary and which relates to the Pledged Account.

     SECTION 7. PAYMENT OF EXPENSES. The Pledgor shall pay to the Account Intermediary, within forty five (45) days of demand by the Account Intermediary, normal commissions and customary fees and expenses for the routine maintenance and operation of the Pledge Account.

     SECTION 8. INDEMNITY. The Pledgor shall indemnify the Account Intermediary and its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Control Agreement (including, without limitation, reasonable attorneys' fees and disbursements), except to the extent that any such claims, liabilities or expenses are caused by the Account Intermediary's negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

     SECTION 9. TERMINATION; SURVIVAL.

          (a) This Control Agreement shall terminate automatically upon receipt by the Account Intermediary of written notice executed by an officer of the Trustee that either

     (i) all of the Secured Obligations have been paid in full in cash or otherwise satisfied or (ii) all of the Collateral has been released, whichever is earlier, and the Account Intermediary shall thereafter be relieved of all duties and obligations hereunder. The Account Intermediary may terminate this Control Agreement on sixty (60) days' prior notice to the Trustee and the Pledgor, provided that before such termination the Account Intermediary and the Pledgor shall make arrangements to transfer the property in the Pledge Account to another securities intermediary that shall have executed, together with the Trustee and the Pledgor, a control agreement in favor of the Trustee for the ratable benefit of the Holders of the Notes in respect of such property in substantially the form of this Control Agreement or otherwise in form and substance satisfactory to the Trustee.

          (b) In the event that the Trustee ceases to serve as trustee under the Indenture, the Trustee, the Account Intermediary and the Pledgor shall make arrangements for a successor trustee appointed in accordance with the Indenture to assume the rights and obligations of the Trustee hereunder, and such successor trustee shall execute, together with the Account Intermediary and the Pledgor, a control agreement in favor of such successor trustee for the ratable benefit of the Holders of the Notes in substantially the form of this Control Agreement or otherwise in form and substance reasonably satisfactory to such successor trustee.

          (c) Sections 7 and 8 shall survive termination of this Control Agreement.

     SECTION 10. CONFLICT WITH OTHER AGREEMENTS.

          (a) In the event of any conflict between this Control Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail;

          (b) No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

          (c) The Account Intermediary hereby confirms and agrees that:

               (i) there are no other agreements entered into between the Account Intermediary and the Pledgor or Trustee with respect to the Pledge Account;

               (ii) it has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with any other person relating to the Pledge Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

               (iii) it has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with the Pledgor or the Trustee purporting to limit or condition the obligation of the Account Intermediary to comply with Account Directions as set forth in Section 3 hereof.

     SECTION 11. PERMITTED INVESTMENTS. In accordance with the Pledge Agreement, the Trustee shall direct, pursuant to an Account Direction, the Account Intermediary with respect to the selection of investments to be made with the funds in the Pledge Account.

     SECTION 12. ENTIRE AGREEMENT. This Control Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

     SECTION 13. AMENDMENTS. No modification, amendment or waiver of, or consent to any departure by any party from, any provision of this Control Agreement shall be effective unless made in writing signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     SECTION 14. FINANCIAL ASSETS. The Account Intermediary agrees with the Trustee and the Pledgor that, to the fullest extent permitted by applicable law, all property credited from time to time to the Pledge Account shall be treated as financial assets under Article 8 of the UCC.

     SECTION 15. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing (except that Account Directions may be given orally) and will be effective upon receipt if delivered personally, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the Pledgor's or the Trustee's respective address as set forth in the Pledge Agreement, and to the Account Intermediary's address as set forth below, or to such other address as any party may give to the other parties in writing for such purpose.

     If to the Account Intermediary:

         JPMorgan Chase Bank
         600 Travis Street, 11th Floor
         Houston, TX 77002
         Attention: Kirk Dodson
         Fax: (713) 577-5200

         with a copy to:

         J.P. Morgan Trust Company, National Association
         560 Mission Street, 13th Floor
         San Francisco, CA 94105
         Attention: Mitch Gardner
         Fax: (415) 315-7585

     SECTION 16. BINDING EFFECT. This Control Agreement shall become effective when it shall have been executed by the Pledgor, the Trustee and the Account Intermediary, and thereafter shall be binding upon and inure to the benefit of the Pledgor, the Trustee and the

Account Intermediary and their respective successors and assigns. If the Pledgor consolidates or merges into any other person in a transaction in which the Pledgor is not the surviving corporation, or conveys, transfers or leases its properties and assets substantially as an entirety to, any person, then the successor entity, transferee or lessee, as the case may be, shall expressly assume the Pledgor's obligations under this Control Agreement in writing.

     SECTION 17. EXECUTION IN COUNTERPARTS. This Control Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Control Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Control Agreement.

     SECTION 18. GOVERNING LAW AND JURISDICTION. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUSIVE OF ITS CHOICE OF LAW PROVISIONS AND REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereby irrevocably submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction and venue of the courts of the State of New York, the courts of the United States of America in New York and appellate courts from any thereof.

     SECTION 19. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH PARTY HERETO ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Control Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Pledgor:                     LIGAND PHARMACEUTICALS INCORPORATED

                               By:
                                     Name:
                                     Title:


Trustee:                     J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                               By:
                                     Name:
                                     Title:


Account Intermediary:        JPMORGAN CHASE BANK

                               By:
                                     Name:
                                     Title:

                                   SCHEDULE I

                            PLEDGED FINANCIAL ASSETS

Security               Coupon Date      CUSIP No.
--------               -----------      ---------
U.S. Treasury Strip     05-15-03        912833FS4
U.S. Treasury Strip     11-15-03        912820DJ3
U.S. Treasury Strip     05-15-04        912833FU9
U.S. Treasury Strip     11-15-04        912833FV7

                                                                         ANNEX B

                               TRUSTEE CERTIFICATE
                           --------------------------

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                              OFFICER'S CERTIFICATE

PURSUANT TO SECTION 4(h) OF THE PLEDGE AGREEMENT, dated as of November 26, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "PLEDGE AGREEMENT"), by and between LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "PLEDGOR"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the "TRUSTEE"), in its capacity as trustee for the holders from time to time (the "HOLDERS") of the Notes (as defined in the Pledge Agreement) and as collateral agent for the Holders, the undersigned officer of the Trustee, on behalf of the Trustee, makes the following certifications to the Pledgor and the Initial Purchaser. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Pledge Agreement.

1. Substantially contemporaneously with the execution and delivery of this Officer's Certificate, the Trustee has acquired its security entitlement to the initial Pledged Financial Assets through a "securities account" (as defined in Section 8-501(a) of the New York Uniform Commercial Code) maintained by the Trustee, for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Pledge Account, the Pledged Financial Assets and the other Collateral are not, and the Trustee's security entitlement to the Collateral is not, to the actual knowledge of the corporate trust officer having responsibility for the administration of the Pledge Agreement on behalf of the Trustee, subject to any Lien granted by or to or arising through or in favor of any securities intermediary (including, without limitation, J.P. Morgan Trust Company, National Association) through which the Trustee derives its security entitlement to the Collateral.

2. The Trustee has not knowingly caused or permitted the Pledge Account or its security entitlement thereto to become subject to any Lien created by or arising through the Trustee.

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

     IN WITNESS WHEREOF, the undersigned officer has executed this Officer's Certificate on behalf of J.P. Morgan Trust Company, National Association, as Trustee as of the date first above written.


                                J.P. MORGAN TRUST
                                COMPANY, NATIONAL ASSOCIATION

                                By:
                                Name:
                                Title:

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                              OFFICER'S CERTIFICATE

PURSUANT TO SECTION 4(h) OF THE PLEDGE AGREEMENT, dated as of November 26, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "PLEDGE AGREEMENT"), by and between LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "PLEDGOR"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the "TRUSTEE"), in its capacity as trustee for the holders from time to time (the "HOLDERS") of the Notes (as defined in the Pledge Agreement) and as collateral agent for the Holders, the undersigned officer of the Trustee, on behalf of the Trustee, makes the following certifications to the Pledgor and the Initial Purchaser. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Pledge Agreement.

3. Substantially contemporaneously with the execution and delivery of this Officer's Certificate, the Trustee has acquired its security entitlement to the additional Pledged Financial Assets identified in Supplement No. 1 to the Pledge Agreement through a "securities account" (as defined in Section 8-501(a) of the New York Uniform Commercial Code) maintained by the Trustee, for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Pledge Account, the Pledged Financial Assets and the other Collateral are not, and the Trustee's security entitlement to the Collateral is not, to the actual knowledge of the corporate trust officer having responsibility for the administration of the Pledge Agreement on behalf of the Trustee, subject to any Lien granted by or to or arising through or in favor of any securities intermediary (including, without limitation, J.P. Morgan Trust Company, National Association) through which the Trustee derives its security entitlement to the Collateral.

4. The Trustee has not knowingly caused or permitted the Pledge Account or its security entitlement thereto to become subject to any Lien created by or arising through the Trustee.

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

     IN WITNESS WHEREOF, the undersigned officer has executed this Officer's Certificate on this November 27, 2002 on behalf of J.P. Morgan Trust Company, National Association, as Trustee.


                                J.P. MORGAN TRUST
                                COMPANY, NATIONAL ASSOCIATION

                                By:
                                Name:
                                Title:

                                                                         ANNEX C

                       SUPPLEMENT TO THE PLEDGE AGREEMENT
              ---------------------------------------------------

                       SUPPLEMENT TO THE PLEDGE AGREEMENT

     This SUPPLEMENT NO. 1 (this "SUPPLEMENT") dated as of November 27, 2002 to the PLEDGE AGREEMENT dated as of November 26, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "PLEDGE AGREEMENT") by and between LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "PLEDGOR"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the "TRUSTEE"), in its capacity as trustee for the holders from time to time (the "HOLDERS") of the Notes (as defined in the Pledge Agreement), and as collateral agent for the Holders. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Pledge Agreement.

                               W I T N E S S E T H

     WHEREAS, the Pledgor and UBS Warburg LLC (the "INITIAL PURCHASER") are parties to a Purchase Agreement, dated as of November 21, 2002 (the "PURCHASE AGREEMENT"), pursuant to which the Pledgor has granted to the Initial Purchaser an option to purchase up to an additional $20,250,000 aggregate principal amount of the Notes;

     WHEREAS, the Pledgor and the Trustee have entered into that certain Indenture dated as of November 26, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which the Pledgor is issuing the Notes;

     WHEREAS, pursuant to the Indenture, the Pledgor is required to purchase, or cause the purchase of, and pledge to the Trustee for the ratable benefit of the Holders of the Notes, on or prior to any sale of the Additional Notes, Additional Collateral (as defined below) securities in an amount that will be sufficient, upon receipt of scheduled interest and principal payments of the securities comprising the Additional Collateral, according to a written report of a nationally recognized firm of independent public accountants selected by the Pledgor and delivered to the Trustee, to provide payment in full of the first four scheduled interest payments due on the Notes;

     WHEREAS, the Pledgor and the Trustee have entered into the Pledge Agreement, pursuant to which the Pledgor has previously pledged the Collateral to the Trustee for the ratable benefit of the Holders of the Notes in connection with the purchase by the Initial Purchaser of $135,000,000 aggregate principal amount of Firm Notes;

     WHEREAS, the Initial Purchaser has exercised its option under the Purchase Agreement to purchase $20,250,000 aggregate principal amount of the Additional Notes; and

     WHEREAS, it is a condition precedent to the purchase of the Notes by the Initial Purchaser pursuant to the option granted in the Purchase Agreement that the Pledgor purchase Additional Collateral (as defined below) and deposit such Additional Collateral into the Pledge Account to be held therein subject to the terms of the Pledge Agreement and shall have granted the assignment and security interest and made the pledge and assignment contemplated by the Pledge Agreement.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the Initial Purchaser to purchase the Additional Notes, the Pledgor and the Trustee hereby agree, for the benefit of the Initial Purchaser and for the ratable benefit of the Holders of the Notes, as follows:

     SECTION 1. PLEDGE AND GRANT OF SECURITY INTEREST. Pursuant to Section 1 of the Pledge Agreement, as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby assigns and pledges to the Trustee for the ratable benefit of the Holders of the Notes, and hereby grants to the Trustee for the ratable benefit of the Holders of the Notes, a lien on and security interest in all of the Pledgor's right, title and interest in, to and under the government securities identified by CUSIP number in Schedule I hereto (the "ADDITIONAL COLLATERAL") and the certificates representing the Additional Collateral, the scheduled payments of principal and interest thereon which will be sufficient to provide for payment in full of the first four scheduled interest payments due on the Notes issued in connection herewith. The Pledge Agreement is hereby incorporated herein by reference.

     SECTION 2. SUPPLEMENT TO SCHEDULE I. The parties hereto agree that Schedule I to the Pledge Agreement shall be supplemented by Schedule I hereto.

     SECTION 3. TRANSFER OF ADDITIONAL COLLATERAL. Pursuant to Section 9(d) of the Pledge Agreement, on or prior to the date hereof, the Pledgor agrees to transfer, or caused to be transferred, to the Pledge Account, the Additional Collateral in such amount as will, according to a Written Independent Accountant Report delivered to the Trustee, be sufficient, upon receipt of scheduled interest and principal payments of the Pledged Financial Assets comprising the Additional Collateral, to provide for payment in full of the first four scheduled interest payments due on the Notes.

     SECTION 4. REPRESENTATIONS AND WARRANTIES.

     (a) The Pledgor hereby represents and warrants to the Trustee that:

          (i) Each of this Supplement and the Pledge Agreement as supplemented hereby has been duly authorized, validly executed and delivered by the Pledgor and constitutes a legal, valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (A) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally; (B) the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought; (C) the exculpation provisions and rights to indemnification under the Pledge Agreement may be limited by U.S. federal and state securities laws and public policy considerations; and (D) the waiver of rights and defenses contained in Section 19(h) and Section 19(l) of the Pledge Agreement may be limited by applicable law.

          (ii) The representations and warranties of the Pledgor set forth in
     Section 7(a) of the Pledge Agreement are true and correct in all material respects with the same effect as if made on and as of the date hereof.

     (b) The Trustee hereby represents and warrants to the Pledgor that:

          (i) Each of this Supplement and the Pledge Agreement as supplemented hereby has been duly authorized, validly executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except as the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought.

          (ii) The representations and warranties of the Trustee set forth in
     Section 7(b) of the Pledge Agreement are true and correct in all material respects with the same effect as if made on and as of the date hereof.

     SECTION 5. EXECUTION IN COUNTERPARTS. This Supplement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Supplement.

     SECTION 6. EFFECT OF SUPPLEMENT. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

     SECTION 7. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUSIVE OF ITS CHOICE OF LAW PROVISIONS AND REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

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                                       3

     IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Supplement to be duly executed and delivered as of the date first above written.

Pledgor:             LIGAND PHARMACEUTICALS INCORPORATED

                       By:   /s/ PAUL V. MAIER
                             Name:
                             Title:


Trustee:             J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                       By:   /s/ MITCH GARDNER
                             Name:
                             Title:

                                   SCHEDULE I

                              ADDITIONAL COLLATERAL

Security               Coupon Date      CUSIP No.
--------               -----------      ---------
U.S. Treasury Strip     05-15-03        912833FS4
U.S. Treasury Strip     11-15-03        912820DJ3
U.S. Treasury Strip     05-15-04        912833FU9
U.S. Treasury Strip     11-15-04        912833FV7